Exhibit 99.1

Sight Sciences Announces Preliminary, Unaudited Fourth Quarter

and Full Year 2025 Financial Highlights

MENLO PARK, Calif., January 13, 2026 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (Sight Sciences or the Company), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients' lives, today reported select preliminary, unaudited financial highlights for the fourth quarter and full year ended December 31, 2025.

Select Preliminary Financial Highlights

Fourth quarter 2025 total revenue is expected to be in the range of $20.3 million to $20.4 million, an increase of 7% at the estimated midpoint compared to the prior year period.

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Surgical Glaucoma revenues are expected to be in the range of $19.6 million to $19.7 million, an increase of 5% at the estimated midpoint compared to the prior year period.
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Dry Eye revenues are expected to be approximately $0.7 million, an increase of approximately 130% compared to the prior year period.

Full year 2025 total revenue is expected to be in the range of $77.3 million to $77.4 million, a decrease of 3% at the estimated midpoint compared to the prior year.

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Surgical Glaucoma revenues are expected to be in the range of $75.6 million to $75.7 million, flat at the estimated midpoint compared to the prior year.
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Dry Eye revenues are expected to be approximately $1.6 million, compared to $4.0 million in 2024.

The Company’s cash and cash equivalents as of December 31, 2025, were approximately $92 million, compared to $92.4 million as of September 30, 2025.

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Cash used in the quarter totaled approximately $0.4 million, reflecting continued operational discipline.
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Cash used during the year totaled approximately $28 million.

"We are pleased with our progress in the fourth quarter, including approximately 7% revenue growth compared to the prior year period, strong cash management, significant Dry Eye reimbursement milestones, and continued Surgical Glaucoma momentum," said Paul Badawi, Co-Founder and CEO of Sight Sciences. "Key Dry Eye achievements include the establishment of two Medicare Administrative Contractor fee schedules and positive early validation of our reimbursed interventional Dry Eye business model. As we continue building a leading interventional eye care company, we remain confident in our growth outlook, operational discipline, and path toward cash flow breakeven without requiring additional equity capital."

The Company’s fourth quarter and full year 2025 preliminary, unaudited financial results included in this press release have been prepared by management and are based on information currently available to management and subject to the completion of the Company’s 2025 audit. The Company expects to announce complete fourth quarter and full year 2025 financial results in March 2026.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The select preliminary, unaudited results described in this press release are estimates only and are subject to revision until the Company reports its full financial and business results for the fourth quarter and full year 2025. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter and full year 2025 and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for the full year 2025.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences, the Sight Sciences logo, TearCare, and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

© 2026 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with such safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning expected financial and business results for fourth quarter and full year 2025; the Company’s confidence in its growth outlook, operational discipline, and path toward cash flow breakeven without requiring additional equity capital;

and timing for announcement of complete fourth quarter and full year 2025 financial and business results. These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com